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[ZOLTEK logo]

FOR IMMEDIATE RELEASE
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      ZOLTEK COMPANIES, INC. ANNOUNCES SUCCESSFUL START-UP OF THE MEXICAN
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                           PLANT AND RECORD SALES;
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                    AND UPDATES RECENT RESULTS AND OUTLOOK
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         ST. LOUIS, MISSOURI -- OCTOBER 15, 2008 -- Zoltek Companies, Inc.
(Nasdaq: ZOLT) today reported the successful start-up of acrylic precursor and carbon fibers manufacturing operations at its Zoltek de Mexico facility and provided updates on recent results and its business outlook in achieving its strategic objective of commercializing carbon fibers as a widely used building material.

         "We are issuing this report to keep shareholders and investors apprised of the latest developments at Zoltek," Zsolt Rumy, Zoltek Chairman and Chief Executive Officer said. "We will release our earnings and detailed financial results as we normally do around the time we file our Form 10-K in late November or early December. We did not want to wait until then to report on some of the highlights of the year in Zoltek's continuing growth and development."

o NEW MEXICAN PRECURSOR AND CARBON FIBERS MANUFACTURING COMPLETED ON TIME AND ON BUDGET

         Zoltek acquired a textile acrylic plant in Guadalajara in October 2007 that had been idle since early 2006. Zoltek's management and engineering experts, along with the management and technology team of the acquired facility, have now retrofitted the plant to produce acrylic precursor and installed four continuous carbonization lines. "The Mexico plant now enables us to meet anticipated major increases in demand in the wind energy and other large emerging commercial applications," Mr. Rumy said. "We have substantially increased our capacity to produce low-cost carbon fibers on a timely and extremely cost-effective basis, and further extended our leadership in the growing commercial advanced composite market. I am very proud of our team, including our dedicated Mexican colleagues, who completed their work of converting the existing textile acrylic plant to the production of precursor and in installing new carbon fiber lines on time and within budget. Our testing confirms that the properties of the fibers produced at this new plant equal or exceed those we make at our Hungarian facility. We are achieving significantly improved properties, quality and throughput in our carbon fiber process as a result of the improvements achieved in the precursor production."

         Zoltek estimates that the Mexican facility ultimately could produce 60,000 tons of precursor material per year which, in turn, would support production of more than 27,000 metric tons of carbon



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Zoltek Companies, Inc. Announces Successful Start-Up Of The Mexican Plant And
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October 15, 2008

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fibers - the equivalent of well over $600 million in carbon fiber sales at today's price level for high-performance commercial carbon fibers.

o PRELIMINARY FOURTH QUARTER AND FULL FISCAL YEAR RESULTS REFLECT SIGNIFICANT GROWTH

         Zoltek also announced that it generated record sales for the quarter and for the full year. The company expects to report revenues of approximately $51 million and $186 million for the quarter and full fiscal year ended September 30, 2008, respectively, representing increases of 17% and 23% compared to the fourth quarter of fiscal 2007 and the full fiscal year 2007. Actual amounts are subject to completion of the company's audited financial statements for fiscal 2008.

         Added Rumy, "Even though we achieved record sales, our sales performance for fiscal 2008 did not meet our own objectives. As I have said before, our success from fiscal 2005 to 2007 proved to be a mixed blessing. Although we won supply agreements with the two leading wind turbine manufacturers that validated our business model and transformed our company, the dramatic increase in demand from these customers stretched our capacity, prevented us from aggressively soliciting more new business and dampened interest from potential users of carbon fibers concerned about reliability of supply and price stability. Our own expansion, coupled with industry capacity growth, again have created a situation where carbon fibers are available. We are confident that this will facilitate a new round of growth from a range of existing and emerging applications because of the unique performance of carbon fiber composites. It is also our belief that, while carbon fibers are available, Zoltek is in the best position to supply large volumes of carbon fibers for major applications and customers."

o  OUTLOOK: STRONG FUNDAMENTALS FOR FISCAL 2009 AND BEYOND

         The company remains optimistic in its outlook for fiscal 2009 and beyond. Zoltek continues to believe it can achieve a run rate of $500 million of sales by fiscal 2011.

         Management's growth strategies include establishing an enhanced global marketing presence, with a technical support function to assist customers in processing Zoltek's low-cost carbon fibers and incorporating them into their composite products. Additionally, the company has refocused and increased its research and development programs designed to leverage its proprietary technologies, and drive value-added offerings such as carbon fiber fabrics and pre-pregs to facilitate new applications.

         Zoltek has expanded and strengthened its management team over the past year and expects it will continue to add experienced professionals across its organization. The company also has intensified



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efforts to improve operations, while building inventories to assure potential users that previous carbon fiber shortage conditions will not recur. Zoltek believes that availability of a ready, ample low-cost supply will encourage potential customers to invest the resources necessary to incorporate carbon fibers into their products.

         "We go into fiscal 2009 in a strong cash position with a cash balance of approximately $29 million after excluding restricted cash set aside for legal liabilities and with modest debt levels," Rumy said. "We anticipate being able to finish current capital expenditure projects without new debt or equity financing. The company's recent capacity expansion has been substantially completed and its capital expenditure requirements are expected to moderate until substantial new supply contracts materialize beyond our current capacity. With the company generating over $31 million in EBITDA (a non-GAAP measure)* through the first three quarters of the year, it continues to generate sufficient cash flow to support its growth plans."

         Mr. Rumy added, "Zoltek has a profitable and growing business, and industry-leading productive capacity and technology to serve its current and future customers in the wind energy, automotive and oil and gas production sectors. Our future has never been brighter. We can quickly add capacity if required by another major breakthrough supply contract in wind energy or oil-field services or another large-volume application."

o  WIND ENERGY DEVELOPMENTS

         Zoltek continues to be the leading supplier of the low-cost, high-performance carbon fibers used in building the largest and most advanced wind turbines. The company projects that its existing customers will increase or at minimum maintain their use of carbon fibers in 2009. Several of the other major wind turbine manufacturers are developing larger turbines to increase electricity output requiring the use of carbon fibers. As the blades on new wind turbines get larger, the use of carbon fibers improves performance and reduces manufacturing costs. Zoltek believes that at some point all major turbine manufacturers will require carbon fibers. The company will continue efforts to win business

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* "EBITDA" is a non-GAAP financial measure and is defined by Zoltek as operating income from continuing operations before deduction for depreciation and amortization. This term, as defined by Zoltek, may not be comparable to similarly titled measures used by other companies. Zoltek derived EBITDA of $31 million for the first three quarters of fiscal 2008 by adding depreciation and amortization in accordance with GAAP of $11.5 million for the period and operating income from continuing operations in accordance with GAAP of $20.4 million for period. This non-GAAP financial measure should be considered in addition to, and not as a substitute or superior to, the other measures of financial performance prepared in accordance with GAAP. Using only the non-GAAP financial measures to analyze our performance would have material limitations because their calculation is based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. Management compensates for these limitations by presenting both the GAAP and non-GAAP measures of its results. Zoltek believes the presentation of this measures is useful to investors because it is a liquidity measure used by management to measure Zoltek's ability to fund operations and its financing obligations.



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from several turbine manufacturers that it currently does not supply. Now that it is in position to supply new large-volume customers, the company believes that new supply contracts for this application should start to materialize in 2009.

o  DEEP SEA DRILLING DEVELOPMENT

         Zoltek has entered into an agreement to supply carbon fiber to Aker Solutions - the global leader in building umbilical systems used in deepwater exploration - in a second major demonstration project of potential breakthrough significance in the drilling industry.

         In a competition involving leading aerospace-grade carbon fiber producers, Aker Solutions determined that carbon fiber composite rods produced by the team of Zoltek and Epsilon Composite, a French pultruder, delivered equal or superior performance at reduced cost, compared to composite rods utilizing aerospace-space grade carbon fibers. Aker has therefore entered into a supplier agreement with Epsilon and Zoltek to support a major demonstration project under the direction of Petrobras Americas Inc., the Brazilian oil producer and exploration company. The project - taking place in the Cascade and Chinook fields in the Gulf of Mexico - is designed to demonstrate the ability of carbon fiber rods to succeed where steel cables begin to fail - in counteracting the greater axial loads encountered in ultra deepwater - meaning depths exceeding 8,000 feet. At these depths, steel is subject to deformation or stretching.

         "This is the second important project that Zoltek has done with Aker Solutions," Rumy said. "It has the potential to bring us a giant step closer to making carbon fiber an important part of the mix in deep sea exploration. With a second successful demonstration of carbon fiber's ability to extend subsea drilling and harvesting to new depths, we will be in a strong position to support other major exploration programs that are already in progress. If that happens, it will open a new commercial application for carbon fiber with a level of demand that would match what we have experienced over the past few years with the rapid growth of wind energy."

o  AEROSPACE SECONDARY STRUCTURES ADDED TO OUR MAJOR APPLICATION TARGET

         Zoltek is now actively pursuing a new market with large-volume potential: sales of carbon fiber to leading airplane makers for use in secondary structures such as floors, luggage bins, and seats. "We believe airplane manufacturers are concerned about future availability and pricing of large quantities of carbon fibers, as all newly designed commercial planes will incorporate extensive utilization of carbon fiber composites. Zoltek can offer considerably lower cost structure than the manufacturers of


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aerospace-grade carbon fibers and we also have the competitive advantage of being able to deliver large volumes of carbon fibers on a timely basis. Airplane makers are looking for every possible opportunity to reduce fuel burn by eliminating weight, but they are also concerned about their competitive position. They have already turned to carbon fiber for making the flight-worthy structures of their most advanced airplanes, and now they searching for ways to make other structures out of super-lightweight carbon fiber. We view this market as a sizable near-term opportunity," observed Rumy.

o  AUTOMOTIVE MARKET DEVELOPMENTS

         Zoltek believes automotive applications are destined to become the largest user of carbon fibers. For years there has been an upward trend in the use of carbon fiber reinforced composites in the manufacture small-volume and many times hand-made cars. Good examples are the Tesla which uses Zoltek fibers for the entire car and Corvette which use Zoltek carbon fibers for a few special parts. While these applications are growing and will continue steadily, the real explosion in demand will come from the adaptation in models of 200,000 cars per year produced on an assembly line. We continue to work with auto companies toward this goal and we believe this may happen as early as 2012 to 2014.

                       FOR FURTHER INFORMATION CONTACT:

                                ZSOLT RUMY, CEO
                              3101 MCKELVEY ROAD
                              ST. LOUIS, MO 63044
                                (314) 291-5110

This press release contains statements that are based on the current expectations of our company. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The factors that might cause such differences include, among others, our ability to: (1) successfully resolve pending litigation; (2) continue to improve efficiency at our manufacturing facilities on a timely and cost-effective basis to meet current order levels of carbon fibers; (3) successfully add new planned capacity for the production of carbon fiber and precursor raw materials and meet our obligations under long-term supply agreements; (4) maintain profitable operations; (5) raise new capital and increase our borrowing at acceptable costs; (6) manage changes in customers' forecasted requirements for our products; (7) continue investing in application and market development in a range of industries; (8) manufacture low-cost carbon fibers and profitably market them despite increases in raw material and energy costs; (9) penetrate existing, identified and emerging markets; (10) successfully retrofit our Mexican facility to manufacture acrylic fiber precursor and add carbon fiber production lines; (11) maintain our Nasdaq Global Select Market listing; (12) resolve the pending non-public, fact-finding investigation being conducted by the Securities and Exchange Commission; and (13) manage the risks identified under "Risk Factors" in our filings with the SEC.